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                                                                    Exhibit 10.1



                      EXECUTIVE SEVERANCE BENEFIT AGREEMENT
                     BETWEEN GLENAYRE TECHNOLOGIES, INC. AND
                               MATTHEW K. BEHRENT

         THIS EXECUTIVE SEVERANCE BENEFIT AGREEMENT (this "Agreement") is made and entered into as of the 26TH DAY OF AUGUST 2005 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and MATTHEW K. BEHRENT (the "Executive").

                              Statement of Purpose

         It is important to the success of the Company that it continues to have the benefit of the services of experienced management personnel such as the Executive. It is therefore desirable and in the best interest of the Company that, in the event of any prospective change in control of the Company, the Executive can exercise independent judgment for the best interests of the Company and its shareholders, without concern for the security of the Executive's own continued employment with the Company. For such purpose, the Company and the Executive are entering into this Agreement to provide compensation to the Executive in certain events in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

         1.       Definitions and Construction.

         (a) Definitions. As used herein, the following terms shall have the following meanings:

         "Board" means the Board of Directors of the Company.

         "Cause" means (1) dishonesty or fraud on the part of the Executive which is intended to result in the Executive's substantial personal enrichment at the expense of the Company or its affiliates; (2) a material violation of the Executive's responsibilities as an executive of the Company or its subsidiaries which is willful and deliberate; or (3) the conviction (after the exhaustion of all appeals) of the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony. However, "Cause" shall not include (i) any personal or policy disagreement between the Executive and the Company or any member of the Board or (ii) any action taken by the Executive in connection with the Executive's duties if the Executive acted in good faith and in a manner the Executive reasonably believed to be in the best interest of the Company and had no reasonable cause to believe the Executive's conduct was unlawful.

         "Change in Control" means any of the following:

                  (A) the acquisition, directly or indirectly after the date of this Agreement, in one or a series of transactions, of 25% or more of the Company's common stock by any "person" as that term is defined in
         Section 13(d)(3) of the Exchange Act;


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                  (B) the consummation of a merger, consolidation, share
         exchange or similar transaction of the Company with any other corporation, entity or group, as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

                 (C) the consummation of an agreement providing for the sale or transfer (other than a security for obligations of the Company) of substantially all the assets of the Company;

                  (D) a material change in the composition or character of the Board as follows: (i) the replacement of a majority of directors on the effective date of this Agreement by directors opposed by the Executive and a majority of the members of the Executive Committee of the Board (or, in the absence of the existence of an Executive Committee, a majority of the members of the Board) or (ii) at any meeting of the Company's shareholders, the election of a majority of directors standing for election who are opposed by the Executive and a majority of the members of the Executive Committee of the Board (or, in the absence of the existence of an Executive Committee, a majority of the members of the Board).

         "Disability" means the inability of the Executive, due to the condition of the Executive's physical, mental or emotional health, to regularly and satisfactorily perform the duties of the Executive's responsibilities as an executive of the Company or its subsidiaries for a continuous period in excess of three months. If the existence of the Executive's Disability shall be disputed by either party, the determination by a physician duly licensed to practice medicine that such Disability exists shall be necessary to establish such Disability, unless the Executive refuses to submit to appropriate examinations at the request of the Board, in which case the determination of the Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Good Reason" means the occurrence of any of the following without the Executive's express written consent: (1) a significant change in the nature or the scope of the Executive's authority as in effect immediately prior to a Change in Control; (2) an assignment to the Executive of duties (or a change in the Executive's title resulting in duties) which are materially inconsistent with the Executive's status, duties or responsibilities immediately prior to a Change in Control; (3) a reduction in the Executive's rate of base salary or level of participation in the Company's Management by Objectives Plan; or (4) a change (or the requirement by the Company of a change) of more than 30 miles in the principal location where the Executive is required to perform services; provided, however, that the Executive must first (i) provide the Board with written notice specifying the particular failure of the Company under clauses
(1), (2), (3) or (4) above and (ii) allow the Board 60 days from receipt of written notice to cure such failure.

         "Retirement" means the termination of the Executive's employment with the Company on or after the Executive attains 65 years of age.

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         "Termination of Employment" means the termination of the Executive's employment with the Company and its subsidiaries for any reason other than (1) the Executive's death, (2) the Executive's Disability, (3) the Executive's Retirement, (4) the termination by the Company of the Executive's employment for Cause or (5) the Executive's voluntary termination of employment other than for Good Reason.

         (b) Construction. Paragraph headings and subheadings have been inserted herein for convenience of reference only and shall not be deemed to have any legal effect whatsoever in the interpretation of this Agreement. As used herein, the singular shall include the plural and the plural the singular, the word "any" means one or more or all, and the conjunction "or" includes both the conjunctive and the disjunctive.

         2. Severance Benefits. If a Change in Control occurs and if the Executive's Termination of Employment occurs within three years after the Change in Control, the Company shall pay to the Executive, within 10 days after such termination, in cash or equivalent a lump sum severance benefit equal to 150% of the Executive's base salary in effect on such termination date (or if the base salary was then greater, on the date immediately preceding the date of the Change in Control. The Executive shall also be entitled to the sum of (1) the Executive's accrued but unpaid base salary through the date of such termination, plus (2) the Executive's accrued but unpaid vacation pay through such date, plus
(3) any other compensation payments or benefits which have accrued and are payable in connection with such termination. In addition, the Company shall provide medical and dental benefits to the Executive (and the Executive's dependents) for a period of 12 months following such termination of employment (after a Change in Control) at the Company's full expense and at the same levels of coverage as such benefits are provided to active employees of the Company. The Executive's right to continue medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1995 ("COBRA") shall begin at the expiration of the one-year period described in the foregoing sentence. The Executive has been awarded options to purchase shares of the Company's common stock under the Company's stock option plans (including the Glenayre Technologies, Inc. 1996 Incentive Stock Plan) and may in the future be awarded additional options to purchase shares of the Company's or a successor corporation's common stock under the Glenayre Technologies, Inc. 1996 Incentive Stock Plan or other option plans (collectively, the "Options"), such Options having been granted, or to be granted, for the number of shares and at a price per share specified in the agreements between the Company (or a successor corporation) and the Executive granting the Options. Notwithstanding any terms to the contrary contained in such stock option agreements, upon the Executive's termination of employment for any reason other than "Cause" after a Change in Control, (i) all Options shall become immediately vested in the Executive and
(ii) all Options shall become immediately exercisable and shall remain exercisable for a period of 12 months following the date of Executive's termination of employment.

         3. Legal Expenses. The Company agrees to pay any reasonable legal expenses incurred by the Executive in connection with the enforcement of this Agreement or any determination of the validity of this Agreement.

         4. Effect of Agreement on Other Rights. This Agreement shall not be construed to provide the Executive with any right of continued employment by the Company or its subsidiaries. This Agreement shall not diminish or increase other rights the Executive (or the Executive's heirs or legal representatives) may have under any other contract, employee benefit plan or policy of the Company except as expressly provided in this Agreement.

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         5. Assignment. Neither this Agreement nor any rights or benefits hereunder shall be assignable, either voluntarily or involuntarily, by the Executive, except that all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs.

         6. Notices. All notices and other communications hereunder to a party hereto shall be in writing and, except as otherwise expressly provided herein, shall be deemed to have been duly given when placed in the United States mail by registered or certified mail, return receipt requested, postage prepaid, addressed to such party as follows:

         As to the Company:                 Glenayre Technologies, Inc.
                                            11360 Lakefield Drive
                                            Duluth, Georgia 30097
                                            Attention: Chief Executive Officer

         As to the Executive:               Mr. Matthew K. Behrent
                                            19 Pierrepont St., #3
                                            Brooklyn, NY  11201

Either party hereto may change such party's address (and in the case of the Company the title of the person to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party hereto as provided herein.

         7. Survival. The provisions of the Agreement shall survive the termination of the Executive's employment with the Company and its subsidiaries regardless of the date, cause or manner of such termination, and such termination shall not impair or otherwise affect the Executive's rights to the severance benefits to the extent set forth in Paragraph 2.


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         8. Entire Agreement. This Agreement and the employment letter agreement of even date herewith contain the entire agreement between the parties hereto with respect to the subject matter hereof and all prior or contemporaneous oral or written agreements or instruments are merged herein. No amendment to or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

         9. Severability. If any provision of this Agreement is declared invalid or unenforceable as a matter of law, such invalidity or unenforceability shall not affect or impair the validity or enforceability of any other provision of this Agreement or the remainder of this Agreement as a whole.

         10. Law Applicable. The construction, interpretation and validity of this Agreement shall be determined in accordance with and governed by the laws of the State of Georgia.

         11. Freedom of the Company to Act. No provision of Agreement shall be deemed to restrict the absolute right of the Company at any time to sell or dispose of all or any part of its business or assets, or to reconstitute the same into any one or more subsidiaries or to merge, consolidate, sell or otherwise dispose of said subsidiaries or any of the assets thereof.

         12. Execution. This Agreement is hereby executed in multiple originals, one of which is being retained by each of the parties hereto and each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed and the Executive has hereunto set the Executive's hand and seal, all as of the day and year first above written.

                                     GLENAYRE TECHNOLOGIES, INC.

[CORPORATE SEAL]

ATTEST:                              By: /s/ Clarke H. Bailey
                                            -----------------------------------
                                     Title: Chairman and Chief Executive
                                              Officer
/s/ Debbie Ziola
-----------------------------
      Secretary

                                     /s/ Matthew K. Behrent             [SEAL]
                                     -----------------------------------
                                     Matthew K. Behrent